                                                                   Exhibit 10.35

                               Amplicon Financial
                        5 Hutton Centre Drive, Suite 500
                          Santa Ana, California 92707


January 22, 1998

Mr. Brian Kozun
Chief Executive Officer
Boone Geophysical, Inc.
874 "A" Wire Road
Huntsville, TX 77340

Re:  Lease Agreement Order No. OL-10027
     Lease Schedule 1

Dear Mr. Kozun:

We are pleased to inform you that the above referenced transaction has been approved by the Amplicon, Inc. Finance Committee through February 28, 1998. With written notice, Amplicon may extend the credit approval at its sole discretion. The Lessee shall submit quarterly financial statements to Amplicon for review and consideration of an extension of this approval.

The approval of this transaction is conditioned upon there being no material adverse change in the financial condition of the Lessee or its Guarantor as judged solely by Amplicon, and receipt of all documentation required and approved by Amplicon legal counsel. Lessee will be responsible for all standard documentation fees including, but not limited to UCC filing fees, lien search fees, and collateral field audits (as required).

The specific terms of this approval are outlined in the previously-signed Lease Agreement Order OL-10027, Addendum "A", and Lease Schedule No. 1 as modified on January 8, 1998; and subsidiary documents to be forwarded to Lessee within the next few days. The basic terms of this approval, as outlined below, shall confirm the understanding of Lessee and Amplicon:


Lease Schedule 1:
Initial Term                       12 Quarterly Rentals;
Monthly Rent                       $59,544.00 including applicable sales/use tax
Deposit period                     Equal to one month's rent to be applied to last billing period

General Property Description       Approximately 250 Sercel Opseis Seismic
                                   Remote Acquisition Recorders.  All Property shall be subject to final approval by the Amplicon Finance Committee.
New Property Cost                  $2,000,000.00 + 10% including applicable sales tax
Guarantor(s)                       Venture Seismic Ltd.


If you have any questions, please do not hesitate to call Peter Leyenaar at
(714) 751-7551, Ext. 340. Thank you for choosing Amplicon as your financing source.

Sincerely,
Amplicon, Inc.

/s/ J. Kevin Adkins
--------------------------------
J. Kevin Adkins

                                                                 LEASE AGREEMENT

AMPLICON FINANCIAL
5 Hutton Centre Drive, Suite 500
Santa Ana, CA  92707
714-751-7551 or 800-755-5055     Facsimile 714-751-7557


LESSEE:
     Boone Geophysical, Inc.
     874-A Wire Road
     Huntsville, TX  77340


1. AGREEMENT/LEASE: Amplicon, Inc. ("Amplicon") agrees to lease to Lessee the hardware, software and/or other equipment ("Property") described on the Lease Schedule(s) ("Schedule(s)") referencing this Lease Agreement ("Agreement") and Lessee agrees to lease from Amplicon the Property subject to the terms set forth herein and on each Schedule(s) that the parties may from time to time enter into with respect to this Agreement. Each Schedule identified as being a part of this Agreement incorporates the terms of this Agreement and constitutes a separate lease agreement and is referred to herein as the "Lease". The Lease is in force and is binding upon Lessee and Amplicon upon signed acceptance by Amplicon.

2. UNIFORM COMMERCIAL CODE ACKNOWLEDGMENT: Lessee acknowledges that it has covering the Property purchased from the Supplier for lease and Amplicon has informed or advised Lessee, either previously or by this Lease, of the following: (i) the identity of the Supplier; (ii) that Lessee may have rights under the Supply Contract; and (iii) that Lessee may contact the Supplier for a description of any such rights. This Lease is a "Finance Lease". (The terms "Finance Lease", "Supply Contract" and "Supplier" as used in this Lease have the meanings only as ascribed to them under Division 10 of the California Uniform Commercial Code and have no effect on any tax or accounting treatment of the Lease). This provision survives termination of the Lease.

3. NO WARRANTIES: AMPLICON IS NOT THE MANUFACTURER, DEVELOPER, PUBLISHER, DISTRIBUTOR, LICENSER OR "SUPPLIER" OF THE PROPERTY AND MAKES NO EXPRESS OR IMPLIED OR REPRESENTATION AS TO FITNESS, QUALITY, DESIGN, CONDITION, CAPACITY, SUITABILITY, VALUE, MERCHANTABILITY, OR PERFORMANCE OF THE PROPERTY OR THE MATERIAL OR WORKMANSHIP THEREOF OR AGAINST INTERFERENCE BY LICENSERS OR OTHER THIRD PARTIES, IT BEING AGREED THAT THE PROPERTY IS LEASED "AS IS" AND THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. Lessee selected the Property and represents that all the Property is suitable for Lessee's purposes. Amplicon assigns to Lessee during the term of the Lease any warranty rights it may have received from the Supplier as a result of Amplicon's purchase of the Property. If Lessee has any claims regarding the Property or any other matter arising from Lessee's relationship with the Supplier, Lessee must make them against the Supplier. This provision survives termination of the Lease.

4. AUTHORIZATION DATE AND LEASE DURATION: A Schedule commences and rent is due beginning on the date that Lessee certifies in writing to Amplicon that all of the Property has been received and accepted by Lessee as installed, tested and ready for use, and Lessee authorizes Amplicon in writing to disburse payment to the Supplier ("Authorization Date"). Unless and until Lessee provides such written authorization, Amplicon will not disburse payment to Suppliers. The Term of each Schedule is reflected on the Schedule and begins on the first day of the calendar quarter following the Authorization Date. A calendar quarter commences on the first day of January, April, July and October. Term extends for an additional twelve month period ("Extension Term") at the rental rate delineated on the Schedule unless Lessee provides to Amplicon written notice of Lessee's election not to extend the term at least one hundred eighty days prior to the expiration of the term.

5. RENTAL: The rent payable is shown on the Schedule(s). The quarterly rent is due to Amplicon, in advance, for each quarter or portion of a quarter beginning on the Authorization Date and continuing for each quarter that this Lease is in effect. Rent for portions of a quarter are based on a daily rental equal to one-ninetieth of the quarterly rent. ALL RENTS SHALL BE PAID WITHOUT NOTICE OR DEMAND AND WITHOUT ABATEMENT, DEDUCTION OR SETOFF OF ANY AMOUNT WHATSOEVER. THE OPERATION AND USE OF THE PROPERTY IS SOLELY AT THE RISK OF LESSEE AND THE OBLIGATION OF LESSEE TO PAY RENT UNDER THE LEASE SHALL BE ABSOLUTE AND UNCONDITIONAL. Rents will be paid to Amplicon unless otherwise instructed in writing by Amplicon or its assignee.

6. INDEMNITY: Lessee assumes liability for, and agrees at its own expense to indemnify and defend Amplicon, its employees, officers, directors and assigns, from and against any and all claims, liabilities, losses, damages, and expenses (including legal expenses) of every kind or nature (including, without limitation, claims based upon strict liability) arising out of the use, condition (including latent and other defects, whether or not discoverable by Lessee or Amplicon), operation or ownership of any items of Property (including without limitation, any claim for patent, trademark or copyright infringement) or for any interruptions of service, loss of business or consequential damages. These indemnities and assumptions survive the termination of this Lease.

7. PERFORMANCE OF LESSEE'S OBLIGATION BY AMPLICON: If Lessee fails to perform any of its obligations under this Lease, Amplicon may, at its option, perform them for Lessee without waiving Lessee's default. Any amount paid by Amplicon, and any expense (including reasonable attorneys' fees) or any other liability incurred by Amplicon as a result of its performance of Lessee's obligations will be payable to Lessee to Amplicon upon demand.

8. FURTHER ASSURANCES AND NOTICES: Lessee's signing of this Lease constitutes a firm offer. In consideration of Amplicon's time and effort in reviewing and acting on the offer, Lessee agrees that its offer is irrevocable for twenty business days after Amplicon's receipt of the offer and of all credit information requested by Amplicon. Amplicon's signing of the Lease, including the Schedule, constitutes acceptance of Lessee's offer. Lessee agrees to sign and provide any documents which Amplicon deems necessary for confirmation, assignment and assurance of performance by Lessee of its obligations under the Lease or for perfection of this Lease and the Property including but not limited, to the signing and filing of Uniform Commercial Code (UCC) Financing Statements (which Lessee agrees may be signed by Amplicon on Lessee's behalf). Lessee authorizes Amplicon to insert applicable dates as necessary to complete all documentation for the Lease. Prior to Amplicon's acceptance of the Lease and for the duration of the Lease, Lessee agrees to promptly provide Amplicon with all credit information reasonably requested by Amplicon including but not limited to, comparative audited financial statements for the most current annual and interim reporting periods. Lessee's failure to provide such information to Amplicon is an event of default under the Lease. ALL NOTICES TO AMPLICON MUST BE IN WRITING AND SENT CERTIFIED MAIL RETURN RECEIPT REQUESTED TO THE ADDRESS SHOWN ABOVE OR SUCH OTHER ADDRESS AS TO WHICH LESSEE HAS BEEN NOTIFIED IN WRITING.

9. DEFAULT: Whenever any amount due under the Lease is not received by Amplicon or its assignee when due, Lessee shall pay a delinquency charge equal to five percent of the amount then due (or maximum allowed by law) for the month in which the amount is due and again for each month that the amount remains unpaid. An Event of Default shall occur if: (a) Lessee fails to pay any rent or other payment under the Lease when due and the failure continues for ten days; (b) Lessee fails to perform or observe any of the covenants or obligations in this Lease other than Lessee's rental obligation, and such failure is not cured within ten days after written notice has been provided; (c) Lessee makes an assignment for the benefit of its creditors, files any petition or takes any action under any bankruptcy, reorganization or insolvency laws; (d) an involuntary petition is filed under any bankruptcy statute against Lessee or any receiver, trustee or custodian is appointed to take possession of Lessee's properties, unless such petition or appointment is set aside or withdrawn within sixty days of said filing or appointment; (e) Lessee attempts to or does remove, transfer, sell, sublicense, encumber, part with possession, or sublet any of the Property; (f) Lessee attempts to assign or transfer this Lease or its interest under the Lease or moves any of the

Property from the location(s) set forth on the Schedule without Amplicon's prior written consent; or (g) Lessee undergoes a sale, buyout, change in control, or change in ownership of any type, form or manner which, as judged solely by Amplicon, results in a material deterioration in Lessee's credit worthiness.

10. REMEDIES: Upon an Event of Default, Amplicon may exercise at its sole option any one or more of the remedies permitted by law, including but not limited to the following: (a) through legal action, enforce performance by Lessee of the applicable covenants and obligations of this Lease or recover damages for the breach of those covenants or obligations; (b) terminate the Lease and Lessee's rights under the Lease; (c) by notice in writing to Lessee, recover all amounts due on or before the date Amplicon declared this Lease to be in default, plus, as liquidated damages for the loss of a bargain and not as a penalty, accelerate and declare to be immediately due and payable all rentals and other sums payable under the Lease without any presentment, demand, protest or further notice (all of which are hereby expressly waived by Lessee), at which time the same shall become immediately due and payable; and (d) take immediate possession of the Property, or any part of the Property, from Lessee free from claims by Lessee. In the case of Software, it is agreed that Lessee's unauthorized use, disclosure, or transfer of the Software will cause Amplicon significant damages which, at the time the parties enter the Lease, are impossible to quantify or predict. Therefore, if Lessee is found to be using (in any manner) all or any portion of the Software after the termination of this Lease, or after an Event of Default under the Lease, or if Supplier terminates a license of Lessee's right to use the Software for an alleged breach of the use, disclosure, or transfer restrictions imposed on Lessee, the parties hereby agree that liquidated damages shall be payable immediately by Lessee to Amplicon in an amount which is equal to two times the amount paid by Amplicon for the Software. The exercise of any of the foregoing remedies by Amplicon will not constitute a termination of this Lease unless Amplicon so notifies Lessee in writing. If Amplicon repossesses the Property, Amplicon may rent or sell the Property in such a manner and at such times as Amplicon may determine and without notice to Lessee. In the event Amplicon rents the Property, any rentals received by Amplicon for the period commenting after the remaining Term(s) of the Schedule shall be applied to the payment of: (i) all costs and expenses (including reasonable attorneys' fees) incurred by Amplicon in enforcing its remedies under this Lease, and (ii) the rentals for the remainder of the Term(s) and all other sums then remaining unpaid under this Lease. All rentals received by Amplicon for the period commencing after the remaining Term(s) shall be retained by Amplicon. Lessee will remain liable to Amplicon to the extent that the aggregate amount of the sums referred to in clauses (i) and (ii) above exceed the aggregate rentals received by Amplicon under such agreements for the remaining Term(s) applicable to the Property covered by such agreements. In the event that Amplicon sells the Property, the proceeds will be applied to the sum of : (1) all costs and expenses (including reasonable attorneys' fees) incurred by Amplicon in enforcing its remedies under this Lease and in disposing of the Property, (2) the rentals accrued under this Lease, but unpaid up to the time of such disposition, (3) any and all other sums other than rentals then owing to Amplicon by Lessee under the Lease, and (4) the stipulated value as would be determined in the event of a Casualty Occurrence (as defined in the terms and conditions to the Schedule) on the date of the Property's disposition. The remaining balance of such proceeds, if any, will be applied first to reimburse Lessee for any sums previously paid by Lessee as liquidated damages (as set forth in (c) above), and any remaining amounts will be retained by Amplicon. Lessee will remain liable to Amplicon to the extent that the aggregate amount of the sums referred to in clauses (1) through (4) above exceeds the proceeds received by Amplicon in connection with the disposition of the Property. Amplicon's remedies under this Lease shall not be deemed exclusive. Waiver of any default or breach of this Lease shall not to construed as a waiver of subsequent or continuing defaults or breaches.

11. DISPUTE RESOLUTION: THE PARTIES AGREE THAT ALL DISPUTES, WHETHER BASED IN TORT OR CONTRACT, RELATING TO OR ARISING OUT OF THIS LEASE (COLLECTIVELY, "LEASE DISPUTES") WILL BE FILED AND CONDUCTED IN THE CALIFORNIA SUPERIOR COURT FOR THE COUNTY OF ORANGE, UNLESS AMPLICON OR ITS ASSIGNEE SELECTS AN ALTERNATIVE FORUM. LESSEE AGREES TO SUBMIT TO THE PERSONAL JURISDICTION OF THE CALIFORNIA SUPERIOR COURT FOR ALL LEASE DISPUTES. LESSEE WAIVES ITS RIGHTS TO A JURY TRIAL IN ANY ACTION ARISING OUT OF OR RELATING TO THIS LEASE. If any party to this Lease brings any action to enforce any of the terms, or to recover for any breach, then the prevailing party is entitled to recover from the other party reasonable attorneys' fees and costs, including all JAMS related costs and costs of collection (including judgment enforcement and collection costs).

12. MISCELLANEOUS: All agreements, representations and warranties contained in this Lease, or in any document or certificate delivered pursuant to or in connection with this Lease, shall expressly survive the termination of this Lease. If any provision of this Lease is determined by competent authority to be unenforceable, such determination shall not invalidate the remaining provisions of the Lease. To the extent permitted by applicable law, Lessee waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. This Lease has been entered into and shall be performed in California and, therefore, THIS LEASE SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (EXCLUSIVE OF PRINCIPLES OF CONFLICT OF LAWS). Time is of the essence of this Lease and each provision thereof.

       ******************************************************************

TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES THE FOLLOWING RIGHTS AND REMEDIES CONFERRED UPON LESSEE BY LAW: (I) RIGHT TO CANCEL OR TERMINATE THIS LEASE, (II) RIGHT TO REJECT THE PROPERTY, (III) RIGHT TO REVOKE ACCEPTANCE OF THE PROPERTY, (IV) RIGHT TO RECOVER DAMAGES FROM AMPLICON FOR ANY BREACH OF WARRANTY, (V) RIGHT TO RECOVER ANY GENERAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, AND (VI) RIGHT TO SPECIFIC PERFORMANCE, REPLEVIN, DETINUE, SEQUESTRATION, CLAIM AND DELIVERY OR THE LIKE FOR THE PROPERTY SUBJECT TO THIS LEASE.

THIS LEASE AGREEMENT AND THE APPLICABLE SCHEDULE(S) CONTAIN THE ENTIRE AGREEMENT BETWEEN AMPLICON AND LESSEE WITH RESPECT TO THE SUBJECT MATTER HEREOF. THE LEASE CAN ONLY BE MODIFIED IN WRITING, WITH SUCH MODIFICATIONS SIGNED BY A PERSON AUTHORIZED TO SIGN AGREEMENTS ON BEHALF OF LESSEE AND BY AN AUTHORIZED SIGNER OF AMPLICON. NO ORAL OR OTHER WRITTEN AGREEMENTS, REPRESENTATIONS OR PROMISES SHALL BE RELIED UPON BY, OR BE BINDING ON, THE PARTIES UNLESS MADE A PART OF THIS LEASE BY A WRITTEN MODIFICATION SIGNED BY AN AUTHORIZED SIGNER OF LESSEE AND AMPLICON.

LESSEE:                             AMPLICON,INC.
/s/ Brian Kozun                     /s/ Michael L. McClendon
------------------------------      -----------------------------------------
(Signature)                         (Signature)

This Lease is subject to acceptance by Amplicon's Finance Committee. BY SIGNING BELOW, THE SIGNER CERTIFIES THAT HE OR SHE HAS READ THIS LEASE AGREEMENT, INCLUDING THE REVERSE SIDE, HAS HAD AN OPPORTUNITY TO DISCUSS TERMS WITH AMPLICON, AND IS AUTHORIZED TO SIGN ON BEHALF OF LESSEE. Until this Lease has been signed by an authorized signer of Amplicon, it will constitute a firm offer by Lessee.

        LESSEE/OFFEROR                                   AMPLICON, INC.
OFFER:  BOONE GEOPHYSICAL, INC.              ACCEPTANCE:


By:     /s/ Brian Kozun                      By:     /s/ Michael L. McClendon
        ---------------------------                  -------------------------------

Name:   Brian Kozun                          Name:   Michael L. McClendon
        -----------------------                      -------------------------------

Title:  C.E.O.                               Title:  Senior Vice President
        ----------------------                       -------------------------------

Date:   October 15, 1997                     Date:   January 22, 1998
        ----------------------                       -------------------------------

                                  ADDENDUM "A"
                                       TO
                       LEASE AGREEMENT ORDER NO. OL-10027

This Addendum is supplemental to and made a part of this Lease Agreement Order No. OL-10027 dated 01/22/98 ( the "Agreement"), and other related documents under the Agreement (collectively, the "Lease"). The Lease is between Boone Geophysical, Inc. (as "Lessee") and Amplicon, Inc. ("Amplicon").

Capitalized terms used in this Addendum without definition shall have the meanings set forth in the Lease, unless specially modified. This Addendum is to be construed as supplemental to, and part of, the Lease.

     At the bottom of the front page of the Agreement after the sentence that reads as follows:

     "BY THE SIGNING BELOW, THE SIGNER CERTIFIES THAT HE OR SHE HAS READ THIS LEASE AGREEMENT, INCLUDING THE REVERSE SIDE, HAS HAD AN OPPORTUNITY TO DISCUSS ITS TERMS WITH AMPLICON, AND IS AUTHORIZED TO SIGN ON BEHALF OF LESSEE." insert the following sentence:

     "LESSEE HEREBY REPRESENTS AND WARRANTS TO AMPLICON THAT THE PROPERTY IS EXCLUSIVELY FOR BUSINESS USE, AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD USE. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, FROM TIME TO TIME IN EFFECT, LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES AND CONSUMER PROTECTION ACT OF TEXAS BUSINESS AND COMMERCE CODE, CHAPTER 17, SUBTITLE E. SECTION 17.41-17.63, OTHER THAN SECTION 17.555 THEREOF."

     SECTION 9. DEFAULT: Delete the first (1st) sentence and replace it with the following sentence:

     "WHENEVER ANY AMOUNT DUE UNDER THE LEASE IS NOT RECEIVED BY AMPLICON OR ITS ASSIGNEE WHEN DUE, SAID PAST DUE AMOUNT SHALL BEAR INTEREST COMMENCING ON THE DUE DATE AND CONTINUING TO (BUT NOT INCLUDING) THE DATE OF PAYMENT THEREOF BY LESSEE, AT THE DELINQUENCY RATE OF EIGHTEEN PERCENT (18%) PER ANNUM OR THE MAXIMUM ALLOWED BY LAW."

     SECTION 12. MISCELLANEOUS: After the last sentence insert the following sentence:

     "LESSEE ACKNOWLEDGES AND AGREES THAT THE PURCHASE PRICE AND LICENSE FEE AS SET FORTH ON THE APPLICABLE SCHEDULE OR ITS SUPPORTING DOCUMENTS, REPRESENTS THE MARKET VALUE OR MARKET PRICE OF THE PROPERTY AS OF THE AUTHORIZATION DATE OF THE APPLICABLE SCHEDULE.

         LESSEE INITIALS: /s/ BK                      AMPLICON INITIALS: /s/ MLM
                          ------                                         -------

ADDENDUM "A"
PAGE TWO OF TWO


     The following shall be added to the lease:

     "SECTION 13. CONSTRUCTION OF THE LEASE:"

     "LESSEE AND AMPLICON HEREBY ACKNOWLEDGE AND AGREE THAT THIS TRANSACTION IS INTENDED AS, AND IS, A TRUE LEASE TRANSACTION AND NOT A CREDIT SALE NOR FINANCING. NOTWITHSTANDING THE EXPRESS UNDERSTANDING OF THE PARTIES HERETO, IF A COURT OR ARBITRAL BODY WERE TO DEEM THIS TRANSACTION TO BE A CREDIT SALE OR FINANCING THEN, IN DETERMINING WHETHER OR NOT AMOUNTS DEEMED TO CONSTITUTE INTEREST CONTRACTED FOR, CHARGE OR COLLECTED EXCEED THE MAXIMUM RATE OF INTEREST ALLOWED FROM TIME TO TIME BY APPLICABLE STATE OR FEDERAL LAW ("HIGHEST LAWFUL RATE"), TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, (A) AMOUNTS DUE HEREUNDER SHALL BE CHARACTERIZED AS PRINCIPAL, OR AS A NONUSURIOUS EXPENSE, FEE OR PREMIUM, RATHER THAN INTEREST, (B) AMOUNTS DUE HEREUNDER AFTER ACCELERATION BY REASON OF A DEFAULT OR OTHERWISE, OR PREPAID, SHALL NOT BE DEEMED TO CONSTITUTE INTEREST, BUT ANY PORTIONS OF SUCH AMOUNTS DEEMED TO CONSTITUTE INTEREST, CONTRACTED FOR, CHARGED OR COLLECTED IN CONNECTION WITH SUCH ACCELERATION OR PREPAYMENT MAY NEVER EXCEED THE HIGHEST LAWFUL RATE, AND (C) ALL AMOUNTS DEEMED TO CONSTITUTE INTEREST SHALL BE AMORTIZED, PRORATED, ALLOCATED AND SPREAD, IN EQUAL PARTS THROUGHOUT THE ENTIRE TERM OF THE LEASE."

In all other respects, the terms and conditions of the Lease, as originally set forth, shall remain in full force and effect. The Lease sets forth the entire and final understanding between the parties with respect hereto. The terms of this Addendum have been negotiated and jointly drafted by Amplicon and Lessee and, therefore, the language of the Addendum shall not be construed in favor or against either party. The undersigned represent that they have the authority to enter into this Addendum, and that the same shall be legally binding and enforceable on the respective principals.

IN WITNESS WHEREOF, the parties hereto, by their authorized signatories, have executed this Addendum as of the date set forth below their respective signatures.

LESSEE:
BOONE GEOPHYSICAL, INC.                     AMPLICON, INC.
------------------------------              ------------------------------------

BY:     /s/ Brian Kozun                     BY:     /s/ Michael L. McClendon
        --------------------------                  ----------------------------

NAME:   Brian Kozun                         NAME:   Michael L. McClendon
        ----------------------                      ----------------------------

TITLE:  C.E.O.                              TITLE:  Senior Vice President
        ----------------------                      ----------------------------

DATE:   October 15, 1997                    DATE:   January 22, 1998
        ----------------------                      ----------------------------

AMPLICON FINANCIAL
5 Hutton Centre Drive, Suite 500
Santa Ana, CA  92707                                             L E A S E
714-751-7551 or 800-755-5055  Facsimile 714-751-7557             SCHEDULE
                                                                 NO.

LESSEE:                            CONTACT:  Greg Wiebe -- Venture Seismic
     Boone Geophysical, Inc.                 PHONE: 403-777-9070
     874-A Wire Road                         FAX: 403-777-9080
     Huntsville, TX  77340

THIS SCHEDULE IS ISSUED WITH RESPECT TO THE LEASE AGREEMENT ORDER NO. OL-10027 DATED 01/22/98. All of the terms of the Lease Agreement are incorporated into this Schedule as if fully reflected on the Schedule. The terms of this Schedule and the Lease Agreement combine to form an individual Lease with an independent Term.

Any Deposit under this Schedule shall be returned to Lessee (without interest thereon) if Amplicon does not accept this Schedule. Upon acceptance of this Lease by Amplicon any such Deposit shall be treated as a Transaction Fee earned by Amplicon and unless otherwise specified herein shall not be applied to any rentals or other payments due under the Lease.

Term (months): THIRTY-SIX (36)

Deposit:       $65,430.00      (TO BE APPLIED TO THE LAST TERM RENTAL PAYMENT)

Monthly Rent:  $65,430.00      (LEASE RATE FACTOR OF .029772) (BILLED QUARTERLY)

Property:      TOTAL PROPERTY COST:  $2,197,721.55  (250 Sercel Opseis
                                                    Seismic Remote Data
                                                    Acquisition & Peripherals)

        Quantity              Property Description               Serial #
        --------              --------------------               --------

Property more fully described on Exhibit "A" attached hereto and made a part hereof.

THE MONTHLY LEASE RATE FACTOR OF .029772 MAY BE ADJUSTED BY .000045 FOR EVERY TEN (10) BASIS POINT ADJUSTMENT IN CORRESPONDING AVERAGE YIELD OF EQUALLY MATURING US TREASURY NOTES. THE FINAL MONTHLY LEASE RATE FACTOR SHALL BE FIXED AT THE AUTHORIZED DATE AND SHALL REMAIN CONSTANT THROUGHOUT THE TERM OF THE LEASE. THE INITIAL INDEX RATE SHALL BE 6.20%.

LESSEE AGREES TO PROVIDE A CORPORATE GUARANTY FROM THE PARENT CORPORATION, VENTURE SEISMIC LTD. IN A FORM ACCEPTABLE TO AMPLICON, INC. LESSEE HAS THE RIGHT TO QUIETLY ENJOY THE USE OF THE PROPERTY WITHOUT INTERFERENCE BY AMPLICON OR ITS ASSIGNEE PROVIDED LESSEE IS IN COMPLIANCE WITH TERMS OF THIS LEASE.

AT THE EXPIRATION OF THE TERM OR, IF EXTENDED PURSUANT TO SECTION 4 OF THE LEASE AGREEMENT, AT THE EXPIRATION OF THE EXTENSION TERM LESSEE SHALL: (I) PURCHASE THE PROPERTY FOR A MUTUALLY AGREEABLE PRICE OF 10% OF AMPLICON'S ORIGINAL COST OF THE PROPERTY; (II) PROMPTLY RETURN ALL,

BUT NOT LESS THAN ALL, OF THE PROPERTY ACCORDING TO THE TERMS AND CONDITIONS OF ITS LEASE AND LEASE REPLACEMENT PROPERTY FORM AMPLICON WHICH HAS A COST EQUAL TO OR GREATER THAT THE ORIGINAL COST OF THE PROPERTY; OR (III) EXTEND THE SCHEDULE FOR A PERIOD OF ONE ADDITIONAL YEAR AT THE RENTAL RATE DELINEATED HEREIN. WITH RESPECT TO OPTIONS (I) AND (II), AMPLICON AND LESSEE SHALL HAVE ABSOLUTE DISCRETION REGARDING THEIR AGREEMENT OR LACK OF AGREEMENT TO THE TERMS OF EITHER SUCH ARRANGEMENT. IF THE PARTIES HAVE NOT AGREED TO EITHER OPTION (I) OR OPTION
(II) BY THE EXPIRATION OF THE APPLICABLE TERM, THEN OPTION (III) SHALL PREVAIL. AT THE END OF THE EXTENSION PROVIDED BY OPTION (III), THIS LEASE SHALL CONTINUE SUBJECT TO TERMINATION BY EITHER LESSEE OR AMPLICON AT THE END OF ANY MONTH, PROVIDED AT LEAST NINETY DAYS PRIOR WRITTEN NOTICE IS DELIVERED TO THE OTHER PARTY.

THE INDIVIDUAL SIGNING BELOW CERTIFIES THAT HE OR SHE HAS READ THIS SCHEDULE (INCLUDING THE TERMS ON THE REVERSE SIDE) AND THE LEASE AGREEMENT, AND IS AUTHORIZED TO SIGN THIS SCHEDULE ON BEHALF OF LESSEE.

THIS SCHEDULE ALONG WITH THE LEASE AGREEMENT CONTAIN THE ENTIRE AGREEMENT BETWEEN AMPLICON AND LESSEE WITH RESPECT TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT CAN ONLY BE MODIFIED IN WRITING, WITH SUCH MODIFICATIONS SIGNED BY A PERSON AUTHORIZED TO SIGN AGREEMENTS ON BEHALF OF LESSEE AND BY AN AUTHORIZED SIGNER OF AMPLICON. NO ORAL OR OTHER WRITTEN AGREEMENTS, REPRESENTATIONS OR PROMISES SHALL BE RELIED UPON OR BE BINDING ON THE PARTIES UNLESS MADE A PART OF THIS LEASE BY A WRITTEN MODIFICATION SIGNED BY AN AUTHORIZED SIGNER OF BOTH LESSEE AND AMPLICON.

        LESSEE/OFFEROR                                   AMPLICON, INC.
OFFER:  BOONE GEOPHYSICAL, INC.              ACCEPTANCE:


By:     /s/ Brian Kozun                      By:     /s/ Michael L. McClendon
        -----------------------                      -------------------------------

Name:   Brian Kozun                          Name:   Michael L. McClendon
        -----------------------                      -------------------------------

Title:  Chief Executive Officer              Title:  Senior Vice President
        -----------------------                      -------------------------------

Date:   October 15, 1997                     Date:   January 22, 1998
        ----------------------                       -------------------------------

TERMS AND CONDITIONS
APPLICABLE TO THIS LEASE SCHEDULE

A. RIGHT TO INSPECT THE PROPERTY: Amplicon may during reasonable business hours enter upon any premises where the Property is located to confirm compliance the terms of the Lease.

B. TAXES ON THE PROPERTY: All fees, assessments and taxes (except those based upon the net income of Amplicon) which may now or hereafter become due or are imposed upon the ownership, sale, possession and/or use of the Property are to be paid by Lessee. While Lessee will be responsible for payment of all personal property taxes, Amplicon will file all personal property tax returns. Amplicon is not responsible for contesting any valuation of, or tax impose on, the Property (but may do so strictly as an accommodation to Lessee) and will not be liable or accountable to Lessee therefor. Amplicon retains any and all federal and state tax credits or benefits relating to the Property.

C. USE, OPERATION AND MAINTENANCE OF THE PROPERTY: Lessee at its own expense, will provide a suitable place for the operation of the Property, and keep in force for the duration of the Lease the best standard Supplier's maintenance agreement(s) which will cause the Supplier(s) to make all the necessary repairs, adjustment, and replacements in accordance with such maintenance agreement(s) and entitle Lessee (through Amplicon, if necessary) to obtain available enhancements, updates, upgrades and changes.

D. ADDITIONS AND MODIFICATIONS TO THE PROPERTY: All additions and modifications to the Property become a part of the Property and are owned by Amplicon. Software, as described on any Schedule(s), includes all updates, revisions, upgrades, new versions, enhancements, modifications, derivative works, maintenance fixes, translations, adaptations, and copies of the foregoing or of the original version of the Software whether obtained from the Supplier, licenser or from any source whatsoever, and references in this Lease to Software will be interpreted as references to any and all of the foregoing. All additions and modifications to the Property must be free and clear of any liens or rights of other parties.

E. INSURING THE PROPERTY: While the Property is in transit and for the duration of the Lease, Lessee at its own expense shall maintain (i) comprehensive public liability insurance (naming Amplicon or its assigns as additional insured) for bodily injury and property damage resulting from the maintenance, use or transport of the Property and (ii) property and casualty insurance (naming Amplicon and/or its assigns as sole loss payee) covering all risks of loss or damage to the Property from any cause whatsoever including, without limitation, fire and theft. All insurance will be from an insurer(s) and in a form and amount satisfactory to Amplicon. Lessee shall deliver to Amplicon the original policies or certificates of such insurance (and each renewal or replacement thereof) and evidence of the payment of the premiums for such insurance polices. All polices will provide that no cancellation or material modification of such insurance shall be effective without thirty days prior written notice to Amplicon.

F. RISK OF LOSS TO THE PROPERTY: While the Property is in transit and throughout the duration of the Lease, Lessee assumes all responsibility for loss or damage or other Casualty Occurrence, as defined herein, to the Property and shall hold Amplicon harmless. A Casualty Occurrence occurs if, for any reason whatsoever, any of the Property is lost, stolen, requisitioned, taken, confiscated, destroyed or irreparably damaged by any cause whatsoever. In the case of Software, the erasure, inoperability or other incapacity of the Software triggered by a preprogrammed termination or limiting design or routine embedded in the Software is also deemed a Casualty Occurrence. In the event of a Casualty Occurrence as to any Property, Lessee will immediately inform Amplicon in writing. On the next succeeding rental payment date, Lessee will (i) either replace the Property with like-kind Property, free and clear of any liens or rights of other parties, acceptable to Amplicon or Amplicon's assignee and continue to pay all rentals without interruption as they come due, or (ii) pay to Amplicon all past due rentals and other amounts then late or due and an amount equal to the stipulated value as determined by the Casualty Schedule annexed to the Lease ("Stipulated Value"). When Lessee makes this payment to Amplicon, the rentals cease to accrue and the Lease with respect to the Schedule ends. Insurance proceeds received by Amplicon as a result to a Casualty Occurrence will be applied to reduce Lessee's obligation to pay the Stipulated Value.

G. OWNERSHIP OF THE PROPERTY: Amplicon at all times retains ownership, title and/or control over Lessee's right to use the Property in accordance with the terms of the Lease. Lessee shall protect and defend, at its own expense, Amplicon's title and/or rights in the Property against all claims and liens and keep the Property free and clear of all such claims and liens. The Property is and shall remain personal property of Amplicon. To the extent Software subject to this Lease may also be the subject of a license agreement between the Supplier and Lessee, Lessee acknowledges that the license to use the Software is being provided to Lessee solely because of payments made by Amplicon to the Supplier and, accordingly, Lessee agrees that Amplicon has an interest in the license. Lessee agrees that if it or any of its affiliates receives anything of value from the Supplier (including without limitation, a trade-in, substitution, discount or upgrade allowance) other than Lessee's right to use the Software reelected on the Schedule for the duration of this Lease, Lessee will advise Amplicon and pay to Amplicon an amount equal to such additional value obtained by Lessee. Lease agrees that it will not surrender, transfer or modify the license agreement without first obtaining the written consent of Amplicon.


H. RETURN OF PROPERTY: If Lessee elects to return the Property as provided for in the Lease, Lessee will discontinue the use of the Property, pay to Amplicon an inspection, refurbishment and restocking fee equal to three percent of the Property's original cost, and immediately, at its own expense, ship the Property, with all manuals, cables, cartons and packing materials as originally furnished by Supplier, to a location within the United States in accordance with the Property return instructions provided by Amplicon. In the case of Software, Lessee will destroy all intangible Software items, and deliver to Amplicon all tangible items constituting Software. At Amplicon's request, Lessee will also certify in a written form acceptable to Amplicon that: (i) all the tangible Software has been delivered to Amplicon; (ii) all intangible records have been destroyed; (iii) Lessee has not retained the Software in any form: (iv) Lessee will not use the Software after termination and (v) Lessee has not received from Supplier(s) anything of value relating to or in exchange for Lessee's use, rental or possession of the Software during the duration of the Lease (including a trade-in, substitution or upgrade allowance). Until Lessee has complied with all the requirement of this Section, rent payment obligations will continue from month to month at the rental rate delineated on the Schedule.

I. ASSIGNMENT OF LEASE AND/OR PROPERTY: AMPLICON MAY ASSIGN ANY OF ITS
RIGHTS IN THE LEASE AND/OR THE PROPERTY OF AN ASSIGNEE ("ASSIGNEE"). LESSEE HEREBY CONSENTS TO SUCH ASSIGNMENT AND FURTHER AGREES AS FOLLOWS: (1) ASSIGNEE DOES NOT ASSUME ANY OF THE OBLIGATIONS OF AMPLICON UNDER THE LEASE; (2) TO PAY ALL ASSIGNED MONIES DUE UNDER THE LEASE UNCONDITIONALLY WITHOUT OFFSET AND LESSEE FURTHER AGREES THAT SUCH MONIES SHALL BE PAYABLE NOTWITHSTANDING ANY DEFENSE OR COUNTERCLAIM WHATSOEVER WHETHER BY REASON OF BREACH OF THE LEASE, THE EXERCISE OF ANY RIGHT HEREUNDER, OR OTHERWISE, WHICH LESSEE MAY NOW OR HEREAFTER HAVE AGAINST AMPLICON (LESSEE RESERVES ITS RIGHT TO HAVE RECOURSE DIRECTLY AGAINST AMPLICON ON ACCOUNT OF ANY SUCH DEFENSE OR COUNTERCLAIM); (3) TO PROVIDE AMPLICON WITH A COPY OF ANY NOTICES SENT BY LESSEE TO ASSIGNEE UNDER THE LEASE;
(4) THAT SUBJECT TO AND WITHOUT IMPAIRMENT OF LESSEE'S LEASE-HOLD RIGHTS IN AND TO THE PROPERTY COVERED UNDER THE LEASE, LESSEE SHALL HOLD SAID PROPERTY AND THE POSSESSION THEREOF FOR THE ASSIGNEE TO THE EXTENT OF THE ASSIGNEE'S RIGHTS THEREIN, AND (5) SUCH ASSIGNMENT DOES NOT CHANGE LESSEE'S OBLIGATIONS UNDER THIS LEASE OR INCREASE THE BURDEN AND RISKS IMPOSED ON LESSEE. WITHOUT THE PRIOR WRITTEN CONSENT OF AMPLICON, LESSEE SHALL NOT ASSIGN THIS LEASE OR ITS INTEREST IN THE LEASE IN ANY FORM OF MANNER INCLUDING, BUT NOT LIMITED TO, AN ASSIGNMENT DUE TO A SALE, MERGER, LIQUIDATION, SUB-LEASE, LEVERAGED BUYOUT, CHANGE OF OWNERSHIP OR CHANGE-IN-CONTROL.

EXHIBIT "A" (LEASE SCHEDULE NO. 01 TO LEASE AGREEMENT ORDER NO. OL-10027) TO LEASE SCHEDULE WHEREIN

Boone Geophysical Inc. is the Lessee

Lessee's Address:  874 "A" Wire Road, Huntsville, TX 77340
Property Location: Same as above

QTY.        DESCRIPTION

Supplier:   Mitcham Industries, Inc.
Invoice No: 101277

50          OPSEIS SAR - 6 CHANNELS, S/N: 6174, 6209, 6214, 6215, 6216, 6217, 6218,
            6219, 6220, 6221, 6222, 6223, 6224, 6225, 6226, 6227, 6228, 6229, 6230,
            6231, 6232, 6234, 6235, 6236, 6238, 6239, 6240, 6241, 6242, 6243,
            6244, 6245, 6247, 6248, 6249, 6251, 6252, 6253, 6261, 6262,
            6263, 6265, 6266, 6267, 6268, 6270, 6271, 6272, 6273, 6274

Invoice No: 101273
200         OPSEIS EAGLE SAR, S/N: 5508, 5215, 5554, 5502, 5203, 5279, 5249, 5490,
            5402, 5524, 5498, 5199, 5523, 5537, 5566, 5509, 5549, 5538, 5547, 5609, 5485,
            5608, 5514, 5521, 5595, 5594, 5227, 5618, 5531, 5588, 5558, 5590, 5572, 5257,
            5225, 5412, 5605, 5582, 5576, 5577, 5581, 5529, 5424, 5266, 5540, 5565, 5601,
            5560, 5639, 5530, 5429, 5583, 5210, 5568, 5503, 5563, 5561, 5585, 5265, 5562,
            5592, 5439, 5246, 5559, 5512, 5539, 5535, 5621, 5500, 5548, 5586, 5640, 5273,
            5298, 4966, 5584, 5293, 5642, 4850, 5278, 5518, 5499, 5295, 5494, 5405, 5497,
            5551, 5489, 5598, 5533, 5644, 5607, 5403, 5515, 5505, 5646, 5587, 5213, 4048,
            5853, 5198, 5391, 5522, 5655, 5620, 5520, 5625, 5627, 5616, 5240, 5624, 5550,
            5630, 4605, 5657, 5615, 5593, 5663, 5569, 5573, 5623, 5555, 5163, 4599, 4910,
            5591, 5578, 5589, 4878, 5496, 5231, 5613, 5543, 5371, 5193, 5028, 5068, 5397,
            5243, 5375, 5619, 5386, 5811, 5196, 5262, 5069, 5168, 5064, 5575, 5449, 5294,
            5185, 5205, 5428, 5226, 5516, 5401, 5275, 5282, 5506, 5603, 5634, 5612, 5633,
            5190, 5018, 5017, 5177, 5541, 5546, 5542, 5622, 5510, 5272, 5218, 5604, 5178,
            5507, 5229, 5285, 5511, 5217, 5206, 5181, 5472, 5571, 5258, 5545, 5492, 5188,
            4938, 5411,5600,5810,5389,5631,5234,5553,5392,5233

Plus all replacement parts, substitutions, additions, attachments, modifications, updates, upgrades, revisions, new versions, enhancements, accessories and the proceeds thereof.


        LESSEE:
        Boone Geophysical, Inc.               Amplicon, Inc.

BY:     /s/: Brian Kozun              BY:     /s/: Michael L. McClendon
NAME:   Brian Kozun                   NAME:   Michael McClendon
TITLE:  Chief Executive Officer       TITLE:  Senior Vice President

DATE:   January 30, 1998              DATE:   February 9, 1998